                                                                      Exhibit 99
                                                                     -----------




                            IROQUOIS BANCORP, INC.

                              401(K) SAVINGS PLAN


                      Financial Statements and Schedules

                          December 31, 1999 and 1998


                  (With Independent Auditors' Report Thereon)

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                               Table of Contents
                               -----------------




                                                                                                Page
                                                                                                ----
Independent Auditors' Report                                                                       1

Financial statements for the years ended December 31, 1999 and 1998:

   Statements of Net Assets Available for Benefits at
   December 31, 1999 and 1998                                                                      2

   Statements of Changes in Net Assets Available for
   Benefits for the Years Ended December 31, 1999 and 1998                                         3

   Notes to financial statements                                                                 4-8

Supplemental schedules as of and for the year ended December 31, 1999:

  Item 27a Schedule of Assets Held for Investment Purposes                                         9

  Item 27d Schedule of Reportable (5%) Transactions                                               10


                         INDEPENDENT AUDITORS' REPORT


The Pension Plan Trustees of Iroquois Bancorp, Inc.
  401(k) Savings Plan:

We have audited the accompanying statement of net assets available for benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Iroquois Bancorp, Inc. 401(k) Savings Plan as of December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed in the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ The Fagliarone Group, P.C.
------------------------------

THE FAGLIARONE GROUP, P.C.
February 25, 2000

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                Statements of Net Assets Available for Benefits




                                                                        December 31,
-------------------------------------------------------------------------------------------------------
                                                     1999                                       1998
-------------------------------------------------------------------------------------------------------
Assets
Investments, at fair value:
   Money market funds                             $   50,680                                    169,361
   U.S. Government securities                             --                                     87,688
   Corporate bonds                                        --                                    511,403
   Common stocks                                   1,531,714                                  3,876,226
   Mutual funds                                    1,773,728                                         --
   Collective trust funds                            541,200                                         --
   Employees' loans                                  218,300                                    222,719
                                                  ----------                                 ----------
                                                   4,115,622                                  4,867,397
                                      -----------------------------------------------------------------
Receivables:
   Accrued interest and dividends                         --                                      6,923
   Due from employees                                     --                                     48,821
   Due from employer                                      --                                     14,154

                                                          --                                     69,898
Net assets available for
benefits                                          $4,115,622                                  4,937,295
                                      =================================================================



See accompanying notes to financial statements.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

          Statements of Changes in Net Assets Available for Benefits




                                                                          December 31,
------------------------------------------------------------------------------------------------------------------
                                                         1999                                               1998
------------------------------------------------------------------------------------------------------------------
Investment income:
   Dividends on Iroquois Bancorp, Inc.
       common stock                                    $   48,302                                           46,178
   Interest and dividends                                 117,163                                           69,978
   Net appreciation(depreciation)
       in fair value of investments                      (461,397)                                        (711,228)
                                           ----------------------                           ----------------------
                                                         (295,932)                                        (595,072)
                                           ----------------------                           ----------------------
Contributions:
   Employees                                              357,219                                          352,921
   Employer                                               125,265                                          139,653
                                           ----------------------                           ----------------------
                                                          482,484                                          492,574
                                           ----------------------                           ----------------------

   Total additions                                        186,552                                         (102,498)
                                           ----------------------                           ----------------------

Benefits paid to participants                             972,645                                          157,643
Administrative expenses                                    35,580                                           33,894
                                           ----------------------                           ----------------------

   Total deductions                                     1,008,225                                          191,537
                                           ----------------------                           ----------------------

Net increase(decrease)                                   (821,673)                                        (294,035)

Net assets available for benefits:
   Beginning of year                                    4,937,295                                        5,231,330
                                           ----------------------                           ----------------------

   End of year                                         $4,115,622                                        4,937,295
                                           ======================                           ======================



See accompanying notes to financial statements.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements
                               December 31, 1999


(1)  Description of the Plan
     -----------------------

     The following description of the Iroquois Bancorp, Inc. 401(K) Savings Plan
     (Plan) is provided for general informational purposes only. Participants should refer to the Plan agreement for more complete information.

     General
     -------
     The Plan is a defined contribution plan sponsored by Iroquois Bancorp, Inc. (the "Company") for the benefit of its employees and the employees of its wholly owned subsidiaries, Cayuga Bank and The Homestead Savings (FA). Employees may elect to participate in the Plan after completion of 1,000 hours of service in a Plan year and attainment of age 21. Participants may not be subject to the terms of a collective bargaining agreement with the Company, or its subsidiaries.

     Description of Investment Options
     ---------------------------------

     Participants elect to have their contributions allocated to any combination of the various investment options offered by the Plan. The following is a description of the current investment options:

          Diversified Global Stock Fund:  Investments in U.S. and international
          -----------------------------
          stock funds seeking long-term capital growth through a diversified global stock strategy.

          Diversified U.S. Stock Fund:  Investments, primarily in large cap
          ----------------------------
          growth and value funds investing in large U.S. companies.

          Diversified Conservative Income Fund:  Investments providing current
          -------------------------------------
          income with the opportunity for capital growth through investing primarily in a U.S. Bond fund with limited participation in the U.S. stock market.

          Diversified Conservative Fund:  Investments primarily in bond funds
          ------------------------------
          with moderate allocations to stock funds, including exposure to non-U.S. investments.

          Diversified Global Moderate Growth Fund:  Investments in the U.S. and
          ----------------------------------------
          international stock markets, primarily large and small cap funds, along with investments in U.S. bond funds.

          Diversified Global Growth Fund:  Investments primarily in U.S. and
          -------------------------------
          international stock funds with limited allocation in bond funds.

          Diversified Moderate Growth Fund:  Investments with significant
          ---------------------------------
          allocations to both stock and bond funds, including non-U.S. stocks.

          Stable Asset Fund:  Investments primarily in a diversified portfolio
          ------------------
          of stable value contracts issued by insurance companies and banks.

          Common Stock Fund - Common stock of the Company and money market funds
          -----------------
          or interest-bearing savings accounts.

Contributions
-------------
Contributions to the Plan are determined as follows:

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(1)  Description of the Plan (continued)
     -----------------------

     (1) Employee contributions are 1% to 10% of the participant's compensation, as defined, and are subject to IRS limitations for any Plan year.

     (2) Employer matching contributions are equal to 50% of employee contributions for any Plan year up to 6% of compensation, as defined. The Company may also contribute to the Plan a discretionary amount as determined by the Board of Directors.

     Participants' Accounts
     ----------------------

     An account is maintained for each participant. The fair value of each participant's account is determined as of each valuation date. The change in the fair value of each participant's account includes the effect of employer and employee contributions, income collected or accrued, realized and unrealized appreciation or depreciation of assets, distributions, withdrawals, expenses, and all other transactions affecting the assets.

     Participants may elect to transfer their interest between funds in multiples of 10% of either account balance or annual contributions.

     Net investment income by fund is allocated to each participant's account based on the proportion in which the value of each participant's account bears to the total value of all participants' accounts.

     Participants who have attained age 59 1/2 may withdraw the portion of their account attributed to employee contributions prior to normal retirement (age 65).

     Forfeitures are applied to the Company's matching and discretionary contributions as a reduction of those contributions.

     As of any valuation date, a participant with a hardship, as defined in the Internal Revenue Code, may withdraw funds available for hardship withdrawal.

     Participants have the right to borrow from their accounts, amounts not exceeding 50% of the participant's vested balance and not less than $1,000. The interest rate charged on employee loans is based on the prime rate at the time a loan is granted. Loans shall be for a period of not less than one year and not more than ten years. These loans are subject to terms and conditions as set forth by the plan administrator. Participant loans are treated as a transfer from the participant directed accounts into the Loan Fund. Principal and interest payments on the loans are allocated to the Loan Fund and transferred to the participant directed accounts based on their current investment allocations.

     Vesting
     -------
     Cumulative employer contributions and related income become vested at the rate of 20% per year during the first five years of employment. After five years of employment, employer contributions vest immediately to the benefit of the employee. Upon attaining age 65, retirement, death, full or partial Plan termination, or a change in control of the Company, as defined, a participant becomes 100% vested in the portion of their accounts attributable to employer contributions.

                             IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(1)  Description of the Plan (continued)
     -----------------------

     Payment of Benefits
     -------------------
     Vested benefits are payable in a lump-sum payment.

     Participants' Claims Upon Plan Termination
     ------------------------------------------

     Although it has not expressed any intent to do so, the Company may terminate the Plan, subject to the provisions of ERISA, at any time. In the event the Plan is terminated, participants will become fully vested in their asset accounts and their accounts will be paid to them as provided by the Plan document.

(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on the accrual basis of accounting, adjusted for fair value changes of assets. Management of the Plan has made estimates and assumptions relating to the reporting of net assets available for plan benefits to prepare the financial statements. Actual results could differ from those estimates.

     Investment Valuation and Income Recognition
     -------------------------------------------

     Through September 30, 1999, Marine Midland Bank, NA was Custodian and Trustee for the Plan. Clover Capital Management, Inc. and Marine Midland Bank, NA managed Plan investments. Effective October 1, 1999, the Plan changed trustees. Cayuga Bank is the Trustee for the Plan and also manages the investments of the Plan.

     The Plan's investments are stated at fair value. The fair values are determined as follows:

     Stocks and corporate bonds are valued at the closing prices on national exchanges.

     Investments in certificates of deposit, money market funds, savings accounts and employee loans are stated at cost which approximates fair value.

     Investments in U.S. Government and U.S. Government Agency obligations are stated at fair value based on quoted market prices.

     Shares of mutual funds are valued at the net asset value of shares held by the Plan at year end.

     Security transactions are accounted for on a trade date basis. Dividends are recorded on the ex-dividend date. Realized gains and losses on securities are derived using the specific identification method for determining the cost of securities.

     Administrative Expenses
     -----------------------
     All normal expenses of operating and administering the Plan are paid by the Plan except to the extent paid by the Company.

     Payment of Benefits
     -------------------
     Benefits are recorded when paid.

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(2)  Summary of Significant Accounting Policies  (continued)
     ------------------------------------------

     Federal Income Taxes
     --------------------

     The Internal Revenue Service issued its latest determination letter on November 3, 1993 which stated that the Plan and its underlying trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. Although the Plan has been amended since receiving the determination letter, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Company contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

(3)  Investments
     -----------

     The following table presents the fair value of investments. Investments that represent 5 percent or more of the Plan's net assets available for plan benefits are separately identified.

                                                            Number of
                                                            Shares or
               December 31, 1999                            Principal
                                                             Amount
                                                           ------------
               Investments at fair value as
               determined by
               quoted market price:
                 Common stocks:
                   Iroquois Bancorp, Inc.                     103,845        $1,531,714
               Mutual funds:
                   SEI Diversified U.S. Stock Fund             12,829           228,477
                   SEI Diversified Global Growth Fund          46,073           686,948
                   SEI Diversified Moderate Growth Fund        28,326           397,976
                   Other                                       34,729           460,327
                                                                           ------------
                                                                              3,305,442
                                                                           ------------
               Investments valued at cost, which
               approximates fair value:
                   Collective trust funds:
                      SEI Stable Asset Fund                  541,200            541,200
               Money market funds                             50,680             50,680
               Employee Loans                                    --             218,300
                                                                           ------------
                                                                                810,180

                                                                             $4,115,622
                                                                           ============

                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

                         Notes to Financial Statements


(3)  Investments  (continued)
     -----------


                                                          Number of
                                                          Shares or
                                                          Principal
                  December 31, 1998                         Amount
                                                         ------------

                  Investments at fair value as
                     determined by
                     quoted market price:
                  U.S. Government securities                 75,351             $   87,688
                  Corporate bonds:
                     Marine Midland Collective Trust         18,088                400,666
                     Other                                  110,000                110,737
                  Common stocks:
                     Iroquois Bancorp, Inc.                 116,798              2,452,758
                     Other                                   66,239              1,423,468
                                                                             -------------
                                                                                 4,475,317
                                                                             -------------
               Investments valued at cost, which
               approximates fair value:
                     Employee loans                           --                   222,719
                     Money market funds                     169,361                169,361
                                                                             -------------
                                                                                   392,080

                                                                                $4,867,397
                                                                             =============



The Plan's investments (including gains and losses on investments bought, sold, and held during the year) appreciated(depreciated) in value by ($461,397) and $(711,228) during 1999 and 1998, respectively, as follows:

                                                                 Year ended December 31,
                                                            1999                         1998
                                                       --------------                -------------
U.S. Government securities                                 $  (6,664)                       4,665
Corporate bonds                                               10,581                       24,072
Common Stock                                                (592,056)                    (739,965)
Mutual funds                                                 126,742                           --
                                                     --------------------------------------------
                                                           $(461,397)                    (711,228)
                                                     ============================================

                                                            Schedule 1
                                                            ----------


                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

          Item 27a - Schedule of Assets Held for Investment Purposes


                               December 31, 1999


         Number
       of Shares
      or Par Value                          Description                                   Cost                    Fair Value
      ------------                          -----------                                   ----                    ----------

                          Money Market Funds
                          ------------------
           50,680         SEI Daily Income Money Market Fund                            $   50,680                $   50,680
                                                                                        ----------                ----------

                          Common Stocks
                          -------------
    *     103,845         Iroquois Bancorp, Inc.                                        1,289,912                 1,531,714
                                                                                        ----------                ----------

                          Mutual Funds
                          ------------
           12,385         SEI Diversified Global Stock Fund                                169,258                   190,986
           12,829         SEI Diversified U.S. Stock Fund                                  207,472                   228,477
            3,172         SEI Diversified Conservative Income Fund                          35,776                    36,128
           11,522         SEI Diversified Conservative Fund                                129,251                   132,162
            7,650         SEI Diversified Global Moderate Growth Fund                       94,485                   101,051
           46,073         SEI Diversified Global Growth Fund                               634,512                   686,948
           28,326         SEI Diversified Moderate Growth Fund                             377,192                   397,976
                                                                                        ----------                ----------
                                                                                         1,647,946                 1,773,728
                          Collective trust funds
                          ----------------------
          541,200         SEI Stable Asset Fund                                            541,200                   541,200
                                                                                        ----------                ----------

           --             Employees Loans                                                  218,300                   218,300
                                                                                        ----------                ----------

                                                                                        $3,740,038                $4,115,622
                                                                                        ==========                ==========


*  Party in interest

                                                                      Schedule 6
                                                                      ----------


                            IROQUOIS BANCORP, INC.
                              401(K) SAVINGS PLAN

              Item 27d - Schedule of Reportable (5%) Transactions


                         Year ended December 31, 1999


                                                                                      Value of
                                                                                      Asset on
                                          Purchase    Selling   Expenses             Transaction   Net
Date       Party/Description                Price      Price    Incurred    Cost        Date       Gain
--------------------------------------------------------------------------------------------------------
Various    HSBC Collective Trust
           Short Term Investment Fund
           Directed                       1,330,966         --        --  1,330,966    1,330,966      --
Various    HSBC Collective Trust
           Short Term Investment Fund
           Directed                              --  1,330,988        --  1,330,988    1,330,988      --
Various    HSBC
           Provident Institutional Funds  4,470,947         --        --  4,470,947    4,470,947      --
Various    HSBC
           Provident Institutional Funds         --  4,640,285        --  4,640,285    4,640,285      --
Various    HSBC
           Stable Return Fund                    --    458,302        --    371,376      458,302  86,926
Various    SEI Daily Income
           Money Market Fund              5,078,509         --        --  5,078,509    5,078,509      --
Various    SEI Daily Income
           Money Market Fund                     --  5,027,829        --  5,027,829    5,027,829      --
Various    SEI Diversified
           Global Growth Fund               666,936         --        --    666,936      666,936      --
Various    SEI Diversified
           Moderate Growth Fund             384,406         --        --    384,406      384,406      --
Various    SEI
           Stable Asset Fund                731,125         --        --    731,125      731,125      --